EIS International, Inc. and Subsidiaries               Exhibit 11

                 Statement Re Computation of Per Share Earnings
                  (in thousands, except for per share amounts)



                                                        Quarter Ended March 31,
                                                        1997              1996
                                                    -----------       -----------
Net Loss:

Loss from continuing operations                    $    (3,522)       $  (15,242)
Loss on discontinued operations                              -              (573)
                                                   -----------        -----------
Net loss                                           $    (3,522)       $  (15,815)
                                                   ============       ===========

Net loss per share:

Weighted average number of common and common equivalent shares:

     Common shares outstanding                          11,143            10,032

     Dilutive effect of stock options and warrants,
     primary computation                                     -                 -
                                                   -----------        ----------

Weighted average number of common and
common equivalent shares utilized in the primary
loss per share computation                              11,143            10,032
                                                   -----------        ----------

     Additional dilutive effect of stock options and
     warrants, fully diluted computation                     -                 -
                                                   -----------        ----------

Weighted average number of common and
common equivalent shares utilized in the fully
diluted loss per share computation                      11,143            10,032
                                                   -----------        ----------


      Primary loss per share:
     Continuing operations                         $   (0.32)         $  (1.52)
     Discontinued operations                               -             (0.06)
                                                   ---------          --------
     Primary loss per share                        $   (0.32)         $  (1.58)
                                                   =========          =========